Exhibit 5(a)

Founded in 1852 by Sidney Davy Miller	Miller, Canfield, Paddock and Stone, P.L.C. 277 South Rose Street, Suite 5000 Kalamazoo, Michigan 49007 TEL (269) 381-7030 FAX (269) 382-0244 www.millercanfield.com

MICHIGAN: Ann Arbor

Detroit • Grand Rapids

Kalamazoo • Lansing

Saginaw • Troy

FLORIDA: Naples

ILLINOIS: Chicago

MASSACHUSETTS: Cambridge

NEW YORK: New York

CANADA: Toronto • Windsor

POLAND: Gdynia

Warsaw • Wroclaw

May 22, 2008

Capitol Bancorp Ltd.

Capitol Bancorp Center

200 Washington Square North, Fourth Floor

Lansing, Michigan 48933

The Issuer Trusts described below

c/o Capitol Bancorp Ltd.

Capitol Bancorp Center

200 Washington Square North, Fourth Floor

Lansing, Michigan 48933

Re: Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have acted as counsel to Capitol Bancorp Ltd., a Michigan corporation (the “Company”), in connection with the filing of a shelf Registration Statement on Form S-3 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering up to $150,000,000 aggregate amount of common stock, units, warrants and purchase contracts of the Company and certain junior subordinated debt securities to be issued to the Issuer Trusts described below in connection with the Issuer Trusts’ offerings of trust preferred securities and the trust preferred securities of Capitol Trust XII,  Capitol Trust XIII, Capitol Trust XIV and Capitol Trust XV, the Company’s Delaware statutory trust subsidiaries (the “Issuer Trusts” and each an “Issuer Trust”), and, in connection therewith, related guarantees by the Company of certain payments by such Issuer Trust (collectively, the “Securities”) to be offered and sold from time to time on a delayed basis by the Company, all as more fully described in the Registration Statement.

In rendering this opinion, we have reviewed (i) the Company’s articles of incorporation, and amended and restated by-laws, each as amended to date; (ii) certain resolutions of the Company’s Board of Directors or committees of the Board of Directors (the “Resolutions”); (iii) the Registration Statement, including the prospectus filed therewith constituting a part of the

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Registration Statement and the exhibits to the Registration Statement; and (iv) such other proceedings, documents and records and such questions of law as we have deemed necessary or appropriate to enable us to render this opinion.

In so acting, we have also examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed herein.

We have assumed that (i) the Securities offered by the Company will have been specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of common stock, including common stock issuable upon conversion, exchange or exercise of any Security being offered, will have been duly authorized and issued, and the certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof, if any, (iv) the Commission will have entered an appropriate order declaring effective the Registration Statement, (v) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby, (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement, (vii) a definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (viii) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ix) all documents submitted to us as originals were authentic, and all documents submitted as copies conformed to authentic originals, and (x) the signatures on all documents examined by us were genuine, and all signatories were legally competent to sign them.

With respect to the issuance and sale of any purchase contracts, we have assumed that (i) the Company will have entered into purchase contracts that conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of New York, (ii) the purchase contracts will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the purchase contracts and the underlying Securities relating thereto and of their issuance and sale will have been duly established, and (iv) the purchase contracts will be issued and sold, against delivery of the applicable consideration.

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With respect to the issuance and sale of any warrants, we have assumed that (i) the Company will have entered into a warrant agreement or similar agreement with respect to the sale of any warrants that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of New York (the “Warrant Agreement”), (ii) the Warrant Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the warrants, including the underlying Securities relating thereto, and of their issuance and sale will have been duly established in conformity with the Warrant Agreement, and (iv) the warrants will be duly executed and countersigned in accordance with the Warrant Agreement and issued and sold, against the delivery of the applicable consideration.

With respect to the issuance and sale of any units, we have assumed that (i) the Company will have established the units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of units, which documents will conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of New York (the “Unit Documents”), (ii) the units and Unit Documents will have been duly executed, authorized and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the units and of their issuance and sale will have been duly established in conformity with the Unit Documents, and (iv) the units will be issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration.

With respect to the issuance and sale of any junior subordinated debt securities to be issued to the Issuer Trusts in connection with the Issuer Trusts’ offerings of trust preferred securities, we have assumed that (i) a debt securities indenture that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and is governed by the laws of the State of New York will have been duly executed and delivered by the Company and the trustee named therein (the “Indenture”), and (ii) the debt securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture relating thereto.

With respect to the issuance and sale of any guarantees, we have assumed that (i) the Company will have entered into a guarantee agreement or similar agreement with respect to the sale of any guarantees that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of New York (the “Guarantee Agreement”), (ii) the Guarantee Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the guarantees, including the underlying Securities relating thereto, and of their issuance and sale will have been duly established in conformity with the

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Guarantee Agreement, and (iv) the guarantees will be duly executed and countersigned in accordance with the Guarantee Agreement and issued and sold, against the delivery of the applicable consideration.

Based upon the foregoing, we are of the following opinions:

1.             Any Securities consisting of common stock, when issued and sold in the manner described in the Registration Statement and any applicable prospectus supplement relating thereto, will be duly authorized, validly issued, fully paid and non-assessable.

2.             Any Securities consisting of junior subordinated debt securities to be issued to the Issuer Trusts in connection with the Issuer Trusts’ offerings of trust preferred securities will, when issued in accordance with the terms of the Indenture and as described in the Registration Statement and any prospectus supplement relating thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors’ rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

3.             Any Securities consisting of warrants, when issued and sold in accordance with the terms of the Warrant Agreements and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors’ rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

4.             Any Securities consisting of purchase contracts, when issued and sold in accordance with the terms of the purchase contracts and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors’ rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

5.             Any Securities consisting of units, when issued and sold in accordance with the terms of the Unit Documents and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of

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the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors’ rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law).

6.             Any Securities consisting of guarantees when issued and sold in accordance with the terms of the Guarantee Agreements and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be (y) limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling or other laws affecting the enforcement of creditors’ rights and remedies, and (z) subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and the adequacy of consideration for a person’s guarantee of its affiliate’s obligations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption “Certain Legal Matters” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

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